Exhibit 21

THE MIDLAND COMPANY AND SUBSIDIARIES

Exhibit (21) - Subsidiaries of the Registrant

December 31, 2005

The subsidiaries of the registrant as of December 31, 2005, all of which are included in the consolidated financial statements, are as follows:

	State of Incorporation	Percentage of Voting Stock Owned
M/G Transport Services, Inc.	Ohio	100
Midland-Guardian Co.	Ohio	100
MGT Services, Inc.	Ohio	100

SUBSIDIARIES OF MIDLAND-GUARDIAN CO.:
American Modern Insurance Group, Inc.	Ohio	100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.:
American Modern Home Insurance Company	Ohio	100
American Family Home Insurance Company	Florida	100
American Modern Life Insurance Company	Ohio	100
Lloyds Modern Corporation	Texas	100
American Modern Home Service Company	Ohio	100
Modern Services Group, Inc.	Ohio	100
American Modern Financial Services, Inc.	Ohio	100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE COMPANY:
American Modern Lloyds Insurance Company	Texas	100
American Southern Home Insurance Company	Florida	100
American Western Home Insurance Company	Oklahoma	100
G.U.I.C. Insurance Company	Ohio	100